EXHIBIT 4.2




                     SOUTHERN COMPANY CAPITAL FUNDING, INC.
                                       AND
                              THE SOUTHERN COMPANY

                                       TO

                              THE BANK OF NEW YORK,
                                    TRUSTEE.






                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 1, 2002






                                   $25,000,000


                       SERIES B FLOATING RATE SENIOR NOTES

                              DUE FEBRUARY 1, 2004

                               TABLE OF CONTENTS1


                                                                        PAGE



ARTICLE 1..................................................................2


SECTION 101.      Establishment............................................2
                  -------------


SECTION 102.      Definitions..............................................2
                  -----------


SECTION 103.      Payment of Principal and Interest........................3
                  ---------------------------------


SECTION 104.      Determination of Interest Rate...........................4
                  ------------------------------


SECTION 105.      Denominations............................................5
                  -------------


SECTION 106.      Global Securities........................................5
                  -----------------


SECTION 107.      Transfer.................................................6
                  --------


SECTION 108.      Redemption...............................................6
                  ----------


ARTICLE 2..................................................................6


SECTION 201.      Recitals by Company......................................6
                  -------------------


SECTION 202.      Ratification and Incorporation of Original Indenture.....7
                  ----------------------------------------------------


SECTION 203.      Executed in Counterparts.................................7
                  ------------------------


1This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

         THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 1st day of February, 2002, by and among SOUTHERN COMPANY CAPITAL FUNDING, INC., a Delaware corporation, 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803 (the "Company"), THE SOUTHERN COMPANY, a Delaware corporation, 270 Peachtree Street, N.W., Atlanta, Georgia 30303 (the "Guarantor"), and The Bank of New York, a New York banking corporation, 101 Barclay Street, 21 West, New York, New York 10286 (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Guarantor have heretofore entered into a Senior Note Indenture, dated as of February 1, 2002 (the "Original Indenture"), with The Bank of New York, as supplemented by a First Supplemental Indenture, dated as of February 1, 2002 (the "First Supplemental Indenture"), with The Bank of New York;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by the First Supplemental Indenture and by this Second Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company, the Guarantor and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

                  WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of each of the Company and the Guarantor have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                              Series B Senior Notes

         SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's Series B Floating Rate Senior Notes due February 1, 2004 (the "Series B Notes").

         There are to be authenticated and delivered $25,000,000 principal amount of Series B Notes, and such principal amount of the Series B Notes may be increased from time to time pursuant to Section 301 of the Indenture. All Series B Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series B Notes. Any such additional Series B Notes will have the same interest rate, maturity and other terms as those initially issued. No Series B Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304 or 907 of the Original Indenture. The Series B Notes shall be issued in definitive fully registered form.

         The Series B Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series B Notes shall be The Depository Trust Company.

         The form of the Trustee's Certificate of Authentication for the Series B Notes shall be in substantially the form set forth in Exhibit B hereto. A notation of the Notes Guaranty shall be set forth on each Series B Note in substantially the form in Section 1304 of the Original Indenture.

         Each Series B Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Calculation Agent" means The Bank of New York, or its successor appointed by the Company, acting as calculation agent.

         "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

         "Interest Payment Dates" means the 1st day of each month, commencing March 1, 2002; provided, however, in the event that any Interest Payment Date would otherwise be a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day.

         "Interest Period" means the period commencing on an Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) and ending on the day before the next succeeding Interest Payment Date.

         "LIBOR" for any Interest Determination Date will be the Reported Rate for deposits in U. S. dollars having an index maturity of one month for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, at approximately 11:00 a.m., London time, on the Interest Determination Date.

         "London Business Day" means a day that is a Business Day and a day on which dealings in deposits in U. S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

         "Original Issue Date" means February 1, 2002.

         "Rate Quotation" is defined in Section 104 hereof.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

         "Reported Rate" means the rate that appears on Telerate Page 3750 or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company and the Guarantor.

         "Representative Amounts" is defined in Section 104 hereof.

         "Stated Maturity" means February 1, 2004.

         "Telerate Page 3750" means the display designated on page 3750 on Bridge Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U. S. dollar deposits).

         SECTION 103. Payment of Principal and Interest. The principal of the Series B Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series B Notes shall bear interest at the rates set monthly pursuant to Section 104 hereof until paid or duly provided for. Interest shall be paid monthly in arrears on each Interest Payment Date to the Person in whose name the Series B Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series B Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Series B Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series B Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series B Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series B Notes shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year.

         Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series B Notes shall be made upon surrender of the Series B Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series B Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         SECTION 104. Determination of Interest Rate. The Series B Notes will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.35%; provided, however, that in certain circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Series B Notes, the Company, the Guarantor and the Trustee.

         If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Series B Notes as follows:

                  (1) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which one month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.35%.

                  (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U. S. dollars to leading European banks, having an index maturity of one month for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.35%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

         Upon the request of a Holder of the Series B Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

         SECTION 105. Denominations. The Series B Notes may be issued in the denominations of $1,000, or any integral multiple thereof.

         SECTION 106. Global Securities. The Series B Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Series B Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series B Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series B Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series B Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series B Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series B Notes registered in such names as the Depositary shall direct.

         SECTION 107. Transfer. No service charge will be made for any transfer or exchange of Series B Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series B Notes during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice identifying the serial numbers of the Series B Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series B Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series B Note redeemed in part.

         SECTION 108. Redemption. The Series B Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, on any Interest Payment Date on or after February 1, 2003, upon not less than five nor more than 15 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

         In the event of redemption of the Series B Notes in part only, a new Series B Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         The Series B Notes will not have a sinking fund.

         Except as otherwise provided in this Section 108, notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

         Any redemption of less than all of the Series B Notes shall, with respect to the principal thereof, be divisible by $1,000.


                                    ARTICLE 2

                            Miscellaneous Provisions

         SECTION 201. Recitals by Company. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series B Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 202. Ratification and Incorporation of Original Indenture. As heretofore supplemented by the First Supplemental Indenture and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 203. Executed in Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                                     SOUTHERN COMPANY CAPITAL
                                              FUNDING, INC.


By:                                         By:
     Richard A. Childs                        Allen L. Leverett
     Assistant Secretary                 President and Chief Executive Officer


ATTEST:                                     THE SOUTHERN COMPANY


By:                                          By:

    Tommy Chisholm                              Gale E. Klappa
    Secretary and Assistant Treasurer           Executive Vice President,
                                                Chief Financial Officer and
                                                Treasurer


ATTEST:                                     THE BANK OF NEW YORK,
                                            As Trustee

By:                                          By:

Name:                                             Elizabeth T. Wagner
Title:                                            Authorized Signatory

                                    EXHIBIT A

                              FORM OF SERIES B NOTE

NO. __                                                   CUSIP NO. 842634AF4


                     SOUTHERN COMPANY CAPITAL FUNDING, INC.
                       SERIES B FLOATING RATE SENIOR NOTE
                              DUE FEBRUARY 1, 2004



  Principal Amount:             $__________

  Regular Record Date:          15th calendar day prior to Interest Payment Date

  Original Issue Date:          February 1, 2002

  Stated Maturity:              February 1, 2004

  Interest Payment Dates:       1st day of each month;  provided, however,
                                in the event that any Interest Payment Date would otherwise be a day that is not a Business
                                Day, the Interest Payment Date will be the next succeeding Business Day

  Interest Rate:                LIBOR plus 0.35% per annum, as set on each
                                Interest Determination Date

  Interest Determination Dates: 2nd London Business Day immediately preceding the first day of the relevant Interest Period

  Authorized Denomination:      $1,000

  Initial Redemption Date:      February 1, 2003


         Southern Company Capital Funding, Inc., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________________________________________, or registered assigns, the principal sum of ___________________________ DOLLARS ($____________) on the
Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly in arrears on each Interest Payment Date as specified above, commencing on March 1, 2002, and on the Stated Maturity (or upon earlier redemption) at the rates per annum determined in accordance with the provisions specified below until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a

Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         The Series B Notes (as defined on the reverse hereof) will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.35%; provided, however, that in certain circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Company, the Guarantor and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Series B Notes, the Company, the Guarantor and the Trustee.

         If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Series B Notes as follows:

                  (1) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which one month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.35%.

                  (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U. S. dollars to leading European banks, having an index maturity of one month for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.35%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

         "Calculation Agent" means The Bank of New York, or its successor appointed by the Company, acting as calculation agent.

         "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

         "Interest Period" means the period commencing on an Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) and ending on the day before the next succeeding Interest Payment Date.

         "LIBOR" for any Interest Determination Date will be the Reported Rate for deposits in U. S. dollars having an index maturity of one month for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, at approximately 11:00 a.m., London time, on the Interest Determination Date.

         "London Business Day" means a day that is a Business Day and a day on which dealings in deposits in U. S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

         "Reported Rate" means the rate that appears on Telerate Page 3750 or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company and the Guarantor.

          "Telerate Page 3750" means the display designated on page 3750 on Bridge Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British
Bankers' Association for the purpose of displaying London interbank offered rates for U. S. dollar deposits).

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series B Notes shall be made upon surrender of the

Series B Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series B Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ________ __, ____.

                              SOUTHERN COMPANY CAPITAL
                              FUNDING, INC.

                                       ----------------------------
                                       Vice President


Attest:



Assistant Secretary



          {Seal of SOUTHERN COMPANY CAPITAL FUNDING, INC. appears here}


                                 NOTES GUARANTEE

         FOR VALUE RECEIVED, THE SOUTHERN COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor", which term includes any successor Person under the Indenture referred to in the Senior Notes upon which this notation of the Notes Guarantee is endorsed) hereby irrevocably and unconditionally guarantees to the Holder of this Senior Note issued by Southern Company Capital Funding, Inc. (the "Company"), pursuant to the terms of the Notes Guarantee contained in Article XIII of the Indenture, the due and punctual payment of the principal of and premium, if any, and interest on this Senior Note, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Senior Note and the Indenture.

         The obligations of the Guarantor to the Holders of the Senior Notes and to the Trustee pursuant to the Notes Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Notes Guarantee.

         This Notes Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

         The Notes Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this notation of the Notes Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


(SEAL)                                               THE SOUTHERN COMPANY

Attest:______________________


                                                     By:
                                                         ----------------
                                                           Name:
                                                           Title

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.


                 THE BANK OF NEW YORK,
                 as Trustee


                 By:
                    --------------------------------------------------
                          Authorized Signatory

                             (Reverse Side of Note)


         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of February 1, 2002, as supplemented (the "Indenture"), among the Company, the Guarantor and The Bank of New York, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series B Floating Rate Senior Notes due February 1, 2004 (the "Series B Notes") which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note on any Interest Payment Date on or after February 1, 2003 at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

         The Series B Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rates, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in            UNIF GIFT MIN ACT- _______ Custodian ________
         common                                    (Cust)              (Minor)
TEN ENT- as tenants by the
         entireties                                    under Uniform Gifts to
 JT TEN- as joint tenants                              Minors Act
         with right of
         survivorship and                           ________________________
         not as tenants                                    (State)
         in common


                    Additional abbreviations may also be used
                          though not on the above list.


        FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE


the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
       --------------------         -----------------------------------



                                    NOTICE: The signature to this
                                    assignment must correspond with the
                                    name as written upon the face of the
                                    within instrument in every
                                    particular without alteration or
                                    enlargement, or any change whatever.

                                    EXHIBIT B


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                               THE BANK OF NEW YORK,
                                as Trustee


                               By:
                                  --------------------------------------
                                        Authorized Signatory